UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Blvd., Suite 305,

Roslyn, New York, 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 10, 2020, Sino-Global Shipping America, Ltd., a Virginia corporation (the “Company”) received a letter from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel (the “Panel”) has granted an exception to permit the Company to demonstrate its compliance with the Nasdaq Listing Rule 5550(a)(2), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price”), on or before May 8, 2020. The shares of the Company are continued to be listed on the Nasdaq Capital Market, subject to the condition listed above.

As previously disclosed, on January 22, 2019, Nasdaq notified the Company that it did not comply with the bid price requirement in Listing Rule 5550(a)(2), and in accordance with Listing Rule 5810(c)(3)(A), was granted 180 calendar days, until July 22, 2019, to regain compliance. Subsequently, on July 23, 2019, the Company was provided an additional 180 calendar day compliance period, or until January 20, 2020, to demonstrate compliance. On January 21, 2020, the Company was notified of Nasdaq’s delist determination as it had not regained compliance. On January 28, 2020, the Company requested a hearing, which was held on February 27, 2020.

The Company is diligently working to restructure its business towards more revenue generation and profitability increase. The Company also has the option to effect a reverse stock split if necessary. There can be no assurance either plan will allow the Company to regain compliance with the Minimum Bid Price requirement, or will otherwise be in compliance with other Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Name:	Lei Cao
Title:	Chief Executive Officer

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